EXHIBIT 10.1

TOWNSEND ANALYTICS
LICENSE AGREEMENT

This License Agreement ("Agreement"), entered into as of the 1st day of February, 2008 (the "Effective Date") is made by and between TOWNSEND ANALYTICS, LTD., an Illinois corporation with principal offices at 100 S. Wacker Drive, 20th Floor, Chicago, Illinois 60606 ("Townsend") and Licensee:
LICENSEE:	Terra Nova Financial, LLC
STREET ADDRESS (No P.O. Boxes):	100 S. Wacker Drive
Suite 1550
CITY:	Chicago
STATE:	Illinois
PROVINCE:
ZIP CODE:	60606
COUNTRY:	U.S.A.

1.    LICENSE. Subject to the terms and conditions set forth herein, Townsend hereby grants to Licensee a non-transferable (except as may otherwise be permitted in Section 19), non-exclusive, and limited license: (i) to use the software identified in Schedule A attached hereto and any corresponding documentation (collectively, "Licensed Product"); (ii) to use the Licensed Product to receive, access and display certain market information consisting of securities and commodity quotes, and other information (collectively, "TAL Data") that is provided by exchanges and news and other third party information providers (collectively "Sources"), which includes, but is not limited to, data provided by the Sources selected by Licensee in Schedule B attached hereto; (iii) to access Townsend's computer network (the "Townsend Network") for the purpose of submitting and receiving electronic messages to and from exchanges, broker dealers, and other execution destinations or third party networks; and (iv) if applicable, to provide the Licensed Product and TAL Data to Licensee's third party end users who have entered into the Townsend Analytics Subscriber Agreement (collectively, the "Customers") who are separately licensed by Townsend to use the Licensed Product and TAL Data and to access the Townsend Network. Townsend may change, modify, release new versions of, or add to or delete from the Licensed Product at any time and from time to time.

2.    TERM. The initial term of this Agreement shall commence on the Effective Date and shall continue for one (1) year. THEREAFTER, THE TERM OF THIS AGREEMENT SHALL AUTOMATICALLY RENEW FOR SUCCESSIVE ONE YEAR TERMS UNLESS: (i) TERMINATED EARLIER PURSUANT TO THE TERMS SET FORTH IN THIS AGREEMENT; OR (ii) EITHER PARTY RECEIVES WRITTEN NOTICE FROM THE OTHER PARTY OF NON-RENEWAL AT LEAST 60 DAYS PRIOR TO THE END OF THE THEN-CURRENT TERM. The initial term and each succeeding term shall be defined as "Term" for purposes of this Agreement.

3.    LIMITATION OF LICENSE; ORDER ENTRY FEATURES.

(a)    Use. Licensee shall have, during the Term of this Agreement, a license for the employees, agents, and independent contractors of Licensee under Licensee's authorization and control as identified by Licensee in writing in the manner set forth in Schedule A attached hereto (the "Authorized Users") to use the Licensed Product and TAL Data solely for Licensee's own internal business use in accordance with the terms and conditions hereof. The Authorized Users shall NOT include Licensee's Customers. Licensee's Customers and other third parties must execute separate Subscriber Agreements with Townsend in order to be licensed to use the Licensed Product and TAL Data. Each Authorized User shall be required to follow the applicable terms and conditions of this Agreement, and Licensee shall be liable for any Authorized User's failure to follow such terms and conditions. Licensee and each Authorized User shall access the Licensed Product and TAL Data using a logon identifier and a password created by each Authorized User. Licensee and each Authorized User shall be responsible for keeping their respective user logon identifiers and passwords confidential. Licensee shall ensure that terminated Authorized Users are not provided with access to the Licensed Product or TAL Data following termination. Licensee may increase the number of Authorized Users at any time by submitting an email or written request to Townsend which specifies the name of the new Authorized User. Licensee may reduce the number of Authorized Users by submitting an email or written request to Townsend which specifies the name(s) of the terminated Authorized User(s). Such reduction in the number of Authorized Users may be effective no earlier than the last day of the next calendar month. Licensee shall notify Townsend by email or in writing of any changes in the identity or number of any Authorized Users during the Term of this Agreement. In the event that the name of an Authorized User changes and the total number of Authorized Users does not change, Licensee shall notify Townsend of the change in identity of the Authorized Users, but shall not incur any additional Fees (as hereinafter defined). Licensee shall reconfirm the identity of Authorized Users upon Townsend's reasonable request during the Term of this Agreement.

(b)    License Restrictions. Except as expressly provided in this Agreement, neither Licensee, any Authorized User nor any other employee, agent, and/or independent contractor on behalf of Licensee may: (i) use, copy, translate, modify, adapt, reverse compile, disassemble, reverse engineer, or transfer the Licensed Product, in whole or in part; (ii) permit unauthorized disclosure or copying of the Licensed Product or the TAL Data; (iii) materially adversely impact the functioning and performance of Townsend's operations, including the Townsend Network and other operational resources, data, hardware or software; or (iv) use the Licensed Product or TAL Data to provide timeshare services, service bureau services, outsourcing or consulting services, or for any unlawful purpose. Except as expressly provided in this Agreement, Licensee and the Authorized Users shall not market, distribute, sell, lease, license, disseminate, cause web postings, or otherwise provide the Licensed Product or TAL Data, in whole or in part, to any third parties without the express prior written consent of Townsend. Licensee and the Authorized Users shall not market, distribute, redistribute, or otherwise disseminate to any third parties any software applications developed by Licensee based on the Licensed Product or TAL Data, or derive any other similar commercial value from the Licensed Product or TAL Data without Townsend's express prior written consent. Licensee acknowledges and agrees that Townsend shall have no responsibility whatsoever for any use, display or access of the Licensed Product or the TAL Data through use of Licensee's logon identifiers and passwords by any person or entity who is not a party to or covered by this Agreement, including, without limitation, any direct or indirect use or access, whether authorized or unauthorized by Licensee or its Authorized Users.

(c)    Order Entry Features of the Licensed Product. Licensee acknowledges that the Licensed Product may contain order entry features, including, but not limited to RealTrade, and order entry scripting (collectively, "Order Entry Features").

(d)    Oversight. Licensee acknowledges and agrees that Licensee shall be solely responsible for the management and oversight of any and all orders placed, taken or submitted by Licensee, its Authorized Users and its Customers, solely to the extent such Customer orders are sponsored by Licensee, via the Licensed Product, including, without limitation, the cancellation of any such orders and the opening and closing of any trading accounts. Licensee further acknowledges and agrees that: (i) Townsend has no responsibility for managing, monitoring, overseeing or canceling any such orders except to the extent required to comply with applicable legal and regulatory obligations regarding said orders, if any; (ii) Townsend is not a broker dealer and is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity; (iii) Townsend is not providing any clearing services and (iv) Townsend is not providing any services which require licensing or registration with FINRA, SEC or any other regulatory body or exchange. As between Licensee and Townsend, Licensee shall at all times be responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions submitted by Licensee and its Authorized Users. Licensee agrees to accept and honor each order received or submitted by its Authorized Users or its Customers via the Townsend Network while this Agreement is in force regardless of whether such order was submitted in error, subject, however, to Licensee's reasonable business practices, legal or regulatory obligations and its agreements with its Customers; provided, however, that Licensee acts on (either accepts or rejects) each order received or submitted by its Authorized Users or its Customers via the Townsend Network.

4.    TOWNSEND NETWORK ACCESS.

(a)    Townsend Network Access; Order Destinations. Licensee acknowledges and agrees that the Licensed Product may provide access to the Townsend Network to its Authorized Users and Customers for routing electronic messages to certain destinations available via the Townsend Network, including, but not limited to, the exchanges and broker dealer and other destinations designated by Licensee in Schedule C attached hereto (collectively, the "Destinations"), and that the Destinations are not owned, controlled, operated, managed, monitored or overseen by Townsend. Licensee is solely responsible for obtaining, entering into and submitting to each Destination listed in Schedule C all forms and agreements required by such Destination. Licensee may be required to submit to Townsend written proof of Licensee's authorization from each Destination prior to Townsend routing electronic messages thereto. Licensee shall be solely responsible and liable for and shall pay any fees or charges of the Destinations listed on Schedule C. Licensee acknowledges and agrees that access to any Destination available via the Townsend Network is provided in Townsend's sole discretion.

(b)    Restrictions. Licensee shall not furnish or otherwise permit or provide access to the Townsend Network to any entity or individual that is not an Authorized User. Licensee shall comply with all reasonable security specifications or requirements provided to Licensee by Townsend in writing and with a reasonable opportunity to comply in order to prevent the Townsend Network from being improperly used or accessed; provided, however, that security specifications or requirements may not be provided in writing if an emergency situation or an order or other action of a court, arbitrator, Regulatory Authority or Source, requires an immediate or accelerated implementation of new or modified security specifications. In such an event, Townsend agrees to use reasonable efforts to provide notice of any such security changes as soon as practicable to Licensee. Townsend may require Licensee to restrict or deny access to the Townsend Network by any Authorized User who Townsend reasonably believes is not in compliance with this Agreement.

(c)    Change in Townsend Network Access. Licensee acknowledges and agrees that nothing in this Agreement constitutes an undertaking by Townsend to provide access to the Townsend Network in its present form or under its current specifications, requirements, with the current software interface or to continue to use existing third party providers. Townsend, in its sole discretion or at the discretion of a third party, including, but not limited to, Townsend's third party providers, the Sources, or Regulatory Authorities (as defined below), may from time to time make additions to, deletions from, or modifications to the Townsend Network. Townsend shall make reasonable efforts to notify Licensee of material changes in the Townsend Network at least thirty (30) days prior thereto, unless a malfunction necessitates modifications on an accelerated basis or an emergency precludes such advance notice or a shorter time period is required pursuant to an order or other action of a court, arbitrator, Regulatory Authority or Source. Access to or use of the Townsend Network after any modification shall constitute acceptance of the Townsend Network as modified.

(d)    Access Requirements. Licensee shall be responsible for all costs and expenses with respect to all equipment, connection and telecommunications requirements for accessing the Townsend Network through the Licensed Product, including any dedicated Internet access reasonably approved by Townsend. Townsend shall use reasonable efforts to provide Licensee, upon Licensee's request, with reasonable written equipment and telecommunication specifications enabling Licensee and its Authorized Users to access the Townsend Network through the Licensed Product in accordance with the terms and conditions set forth herein.

(e)    Licensee's Network. Licensee and Townsend agree that the Townsend Network may be connected to the network operated by Licensee (the "Licensee Network") to facilitate the routing of electronic messages between the Licensee Network and the Townsend Network by Licensee, its Authorized Users and its Customers. The parties agree to work together in good faith to develop and maintain the connection between the Townsend Network and the Licensee Network. Licensee shall pay to Townsend the fees as provided in Schedule A (e.g. FIX Connection Fees) to develop, establish, and maintain said connection, in accordance with the terms and conditions herein and therein. Licensee agrees that additional work requested by Licensee shall be subject to Townsend's approval and shall require payment of additional fees mutually agreed upon in writing by the parties

5.    TAL Data. To receive TAL Data, Licensee must read and be bound by an agreement with each Source selected on Schedule B attached hereto. Additionally, Licensee may receive TAL Data from the Sources listed in Schedule B-1 attached hereto by reading the respective agreements attached as exhibits thereto and by signing this Agreement. Licensee shall comply with any conditions, restrictions or limitations imposed by each applicable Source's agreements and/or terms of use. Licensee acknowledges that a Source may have the right to terminate, at any time with or without notice, Licensee's access to the data and information provided by such Source without any direct or indirect liability by or on behalf of such Source or Townsend with respect to such termination.

6.    SUPPORT AND MAINTENANCE.

(a)    Technical Support. Townsend shall provide by telephone or on?line, either directly or through a third party, reasonable technical support via its Global Client Services team during its then-current business hours which are currently 24 hours, 5.5 days per week, beginning each Sunday at 2:00pm Central Time and continuing through Friday 8:00pm Central Time excluding local exchange trading holidays. Reasonable technical support shall include, but shall not be limited to providing corrections, updates, and modifications to the Licensed Software and the documentation which are made generally available to Townsend's customers at no charge.

(b)    Upgrades. Licensee shall receive normal maintenance corrections, updates, and modifications of the Licensed Product during the Term of this Agreement at no additional cost. Such upgrades shall not include Licensed Product features or functionality that Townsend decides, in its sole discretion, to make generally available for a separate or additional fee or charge. Townsend shall not be obligated to provide network advice or to provide technical support or maintenance upgrades for any version of the Licensed Product other than the then-current released version of the Licensed Product and for six months after the introduction of the then-current released version of the Licensed Product, the immediately preceding version of the Licensed Product. Technical support and upgrades shall only be provided for use of the Licensed Product with hardware or software configurations or other devices or equipment included in Townsend's then-current configuration list, which is available from Townsend upon request. In the event that Townsend issues written security policies for general distribution to its broker dealer customers, Townsend agrees to provide and apply such policies to Licensee.

(c)    Additional Maintenance, Support, and Development Services. Additional software maintenance, support, and development services may be provided by Townsend upon Licensee's request at additional cost, and shall require a separate mutual written agreement between the parties.

7.    PAYMENTS.

(a)    License Fees. Townsend will invoice Licensee on a monthly basis for the applicable monthly fees and other charges set forth below and set forth in Schedule A (collectively, the "Fees"). Licensee shall remit payment for all valid, undisputed Fees within 30 calendar days of the date of the receipt of each invoice. Failure to pay the valid, undisputed Fees or other amounts due to Townsend under this Agreement within 30 calendar days following the date of receipt of written notice to Licensee of such failure to pay shall be a breach of this Agreement (a "Failure to Pay"). Notwithstanding anything else contained in this Agreement, including Section 16 below, in the event of a Failure to Pay Townsend may immediately terminate access to all or any portion of the Licensed Product, TAL Data, and/or the Townsend Network in addition to all other remedies available to Townsend at law and in equity.

(b)    Other Fees. If applicable, Licensee shall pay to Townsend other fees associated with use of the Townsend Network set forth in Schedule A, including, but not limited to: a) monthly order routing fees (the "Order Routing Fees") for electronic messages routed; b) FIX Connection Fee; c) Set-up Fee; d) Broker to Broker Gateway Fee; e) Data Service Fee; and f) OATS Reporting Fee. Licensee may request additional development work from time to time during the Term of this Agreement. Additional work requested by Licensee shall be subject to Townsend's prior written approval and shall require payment of additional fees mutually agreed upon in writing by the parties.

(c)    Changes in Fees. Licensee acknowledges and agrees that Townsend may modify any of the Fees or impose new Fees which increase shall not be effective until the immediately succeeding Term upon not less than 90 days written notice prior to the end of the then-current Term.

(d)    Taxes. All License Fees are exclusive of any applicable taxes or assessments imposed by or pursuant to any government body or subdivision thereof on the transactions hereunder, except for any federal, state or local income or payroll taxes ("Taxes"), if any, imposed on Townsend. Licensee shall always remain liable for and shall pay all Taxes as and when notified.

(e)    Source Fees. Any and all fees, taxes and charges, including any exchange fees, imposed by the Sources or Townsend for TAL Data (collectively the "Source Fees") may be invoiced directly to Licensee by Townsend or by the respective Source, subject to the terms of the agreement between Licensee and the Source or the terms of the agreement between Townsend and the Source. Licensee shall always remain solely liable for and shall pay all Source Fees. The Sources may change Source Fees pursuant to terms of the respective agreements between Licensee and the Sources.

(f)    Pass-through Fees; Interest. Licensee shall be responsible for all third party charges incurred by Licensee in accessing the Licensed Product or the TAL Data including, without limitation, all connection, line and equipment charges, exchange fees, communication fees, personal property taxes, SEC taxes, lease taxes, value-added taxes and other third-party charges with respect to all amounts that become due and owing under this Agreement. In cases in which Townsend is billed directly for the above fees and charges, such fees and charges shall be billed as pass-through fees on Licensee's monthly invoice. Licensee shall pay all reasonable external attorneys' fees and costs of collection incurred by Townsend in collecting all valid, undisputed, unpaid amounts hereunder. All outstanding valid, undisputed amounts owed hereunder shall accrue interest at the rate of one and a half (1 ½%) percent per month or the highest rate permitted by law, whichever is less, until paid in full.

8.    ADDITIONAL RESPONSIBILITIES.

(a)    Compliance with Law. Licensee shall be solely responsible for its use and the Authorized Users' use of the Licensed Product, TAL Data, and the Townsend Network and shall ensure that Licensee and all Authorized Users abide by and comply with this Agreement, and all applicable provisions of federal and state laws, including securities laws, rules and regulations.

(b)    Messages. As between Townsend and Licensee, Licensee shall be solely responsible for the contents, generation, release, termination, publication, management and oversight of any and all electronic messages, if any, including, without limitation, orders placed, taken or submitted by Licensee or the Authorized Users, and the initiation and cancellation of any such orders and the opening and closing of any trading accounts. Licensee acknowledges that Townsend has no responsibility for or control over any initiation, generation, release, termination, publication, managing, monitoring, overseeing or canceling any such orders and that Townsend is not providing any investment advice, is not executing, accepting or directing any trades for or on behalf of any person or entity, is not providing any clearing services, is not providing any trade or order confirmation, and is not providing any services that require licensing or registration with any Regulatory Authorities. As between Licensee and Townsend, Licensee shall at all times be solely responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions submitted by Licensee and its Authorized Users and which are related to the use of Licensed Product or the Townsend Network.

(c)    Standing. In order for Licensee, its Authorized Users or Customers to access the Order Entry Features, Licensee acknowledges and agrees that: (i) each Authorized User and Customer must have a current, valid and documented brokerage customer relationship with Licensee, if Licensee is a registered and licensed broker dealer, or if Licensee is not, then with a registered and licensed broker dealer; (ii) Licensee (or its broker dealer, as applicable) must have executed and entered into all forms and agreements required by any Destinations; and (iii) Licensee (or its broker dealer, as applicable) must be in good standing with the SEC, FINRA, or any other self-regulatory securities organization or securities exchanges of which Licensee, its broker dealer or its Authorized Users, as applicable, are members of or are subject to, or any other applicable regulatory authorities (collectively, the "Regulatory Authorities").

(d)    Broker Dealer Extranet. Townsend shall provide Licensee with access to the Broker Dealer Extranet application (BDX) which provides Transaction Data related to Licensee's, Authorized Users' and Customers' use of the Licensed Product, TAL Data, and Routing Network solely with respect to said users' direct brokerage relationship with Licensee, provided that such application with such capabilities continues to be generally available to Townsend's customers.

(e)    Reports. Townsend shall provide Licensee with: (i) OATS reporting in accordance with the Order Trail Audit System Agreement between Townsend and Licensee, trade reports (.xml files) on a near time basis (or in a different file format provided it is mutually agreed upon by both parties); (ii) a daily report of Licensee's Customers with their permit entitlements in format agreed upon by Licensee; and (iii) a daily report of Licensee's Customers' trading data, which includes all order events for each user in a format reasonably agreed upon by Licensee, provided, however, that the content of each such report contains data only in connection with Customers' direct brokerage relationship with Licensee.

(f)    Townsend shall use reasonable efforts to provide Licensee with at least 30 days advance written notice when possible regarding material changes to the Licensed Product. The parties acknowledge that advance written notice may not be possible in the event material changes need to be made immediately in Townsend's sole discretion. In such an event, Townsend agrees to use reasonable efforts to provide notice to Licensee of any such material changes as soon as practicable to Licensee. In the event that Townsend knowingly eliminates either all TAL Data or order entry functionality from the Licensed Product, Licensee may terminate this Agreement without further obligation or liability if Townsend fails to cure said elimination within upon ten (10) business days following its receipt of written notice specifying the details of the elimination.

9.    MARKETING RIGHTS.

(a)    Authorization. Licensee is authorized on a non?exclusive basis to market to Customers on behalf of Townsend personal, non?exclusive, non?transferable licenses to use the Licensed Product on the terms and conditions contained in Townsend's then-existing Subscriber Agreement ("Subscriber Agreement"). Licensee is authorized to market the Licensed Product on behalf of Townsend only within the geographic territory set forth on Schedule A attached hereto ("Territory"). Licensee agrees that Townsend may modify the Territory at any time upon not less than one-hundred and twenty (120) days prior written notice to Licensee prior to the end of the then-current Term, unless a shorter time period or an immediate modification is required pursuant to an order or other action or requirement of a court, arbitrator, Regulatory Authority or Source. Nothing contained in this Agreement shall grant to Licensee the right to create or allow sub?licenses or sub?distribution arrangements. Licensee shall bear all costs and expenses with respect to Licensee's marketing of the Licensed Product.

(b)    Granting of Licenses By Townsend. Licensee acknowledges and agrees that each Customer that uses or has access to the Licensed Product or the TAL Data through the Licensed Product must execute (or be covered by an already executed) Subscriber Agreement with Townsend prior to such use or access. Townsend shall have the right to accept or reject any Subscriber Agreement submitted to it in Townsend's sole discretion; provided, however, that if Townsend becomes aware of a Subscriber Agreement that it is unable to accept, Townsend agrees to use reasonable efforts to promptly notify Licensee of any rejections and the reasons for said rejection(s). Licensee acknowledges that all Customers who execute Subscriber Agreements which are accepted by Townsend are Townsend customers with respect to receipt and use of the Licensed Product, TAL Data, and the Townsend Network. All orders for licenses of the Licensed Product shall be solicited by Licensee only on the terms and conditions furnished by Townsend from time to time, including the Subscriber Agreement. Any Subscriber Agreement submitted to Townsend shall be required to have a fully completed "Subscriber Information" section and shall be fully executed by the applicable customer. Licensee shall have no authority to obligate Townsend to accept or provide the Licensed Product,

TAL Data, or the Townsend Network under any Subscriber Agreement, or to bind or obligate Townsend to any transaction, agreement, warranty or guarantee of any kind.

(c)    Third Party Billing. If Licensee agrees to be designated a third party payor ("Billing Party") for a Customer, Licensee shall be liable for and shall pay all amounts (or a portion of, if applicable), due and payable to Townsend and the Sources as a result of said Customer's license to use the Licensed Product and TAL Data, in accordance with the terms set forth in this Agreement and all related Schedules. Licensee shall not be permitted to mark-up or increase in any way the fees due and payable to Townsend as a result of its Customers' license to use the Licensed Product and TAL Data, including, but not limited to, RealTick License Fees and any other fees specified in Schedule A. Licensee's status as Billing Party for a Customer shall remain in effect during the term of such Customer's Subscriber Agreement unless Licensee terminates its status as Billing Party by providing Townsend with written notice of such termination. Such notice must include: a) the name of the Customer; and b) the affected logon identifiers of the Customer. The effective date of such termination shall be the last day of the calendar month following the month in which the termination notice is received by Townsend (e.g. notice of termination received on April 15 will be effective as of May 31.) Licensee shall remain liable as Billing Party for amounts incurred prior to the effective date of such termination. Such amounts include, without limitation, all License Fees, Source Fees, Data Service Fees, OATS Reporting Fees, FIX Connection Fees, and Taxes, as the same are set forth in the respective Subscriber Agreement. Licensee is not authorized to terminate or to direct Townsend to terminate a Customer's Subscriber Agreement; rather, any such termination must be requested by such Customer in accordance with the terms and conditions of the Customer's Subscriber Agreement.

(d)    Trademarks and Service Marks. Licensee agrees that all of Licensee's marketing efforts and all documentation prepared by Licensee which is related to the Licensed Product or TAL Data, including, but not limited to, print and electronic advertisements and literature, shall state that the Licensed Product is the property of and is licensed by "Townsend Analytics". Additionally, Licensee agrees that any promotion or marketing of its electronic trading services which include the Licensed Product or TAL Data shall include in each instance a statement which provides attribution and recognition that such services are being provided by Townsend Analytics via RealTick. Townsend grants to Licensee a personal, non-exclusive, non-transferable license to use Townsend's trademarks and service marks ("Marks") in accordance with Townsend's then-current policies provided to Licensee in writing with respect to advertising, promotion, use and display of the Marks. Licensee shall include in any advertising, promotional or informational materials, websites, or other print or electronic media, the copyright notices and Marks of Townsend as they appear on the Licensed Product and TAL Data. Licensee shall submit to Townsend for review and approval prior to using or displaying the Marks, all promotional materials, advertising and other materials using or displaying such Marks. Except for those limited rights expressly granted herein, no other rights to the Marks including, without limitation, any title or ownership rights are granted hereunder. At any time during or after the termination of this Agreement, Licensee shall not assert, claim any interest in, seek to register directly or indirectly, or take any action that may adversely affect the validity of any Marks or other notices of proprietary rights of Townsend including, without limitation, any act that may infringe, lead to the infringement or dilute the distinctiveness of any Marks or other notices of proprietary rights of Townsend. Licensee agrees to notify Townsend promptly of any known or suspected misuse of the Marks or other proprietary rights of Townsend, and shall cooperate with Townsend in any proceedings brought to enforce any rights, title or interest in any Marks or other proprietary rights. Licensee shall not display, alter or use on any website, or in any printed documents, whether promotional, informational or otherwise, the Subscriber Agreement or any other documents provided by Townsend or the Sources unless otherwise authorized in writing by Townsend. Licensee acknowledges and agrees that the Marks are the property of and are valuable to Townsend, represent the goodwill of Townsend and are distinctive.

(e)    Distribution of Competing Products. This Agreement does not prohibit Licensee or RushGroup Technologies, Inc. from distributing or marketing competing proprietary or third party products to its customers.

10.    INSPECTION AND AUDIT RIGHTS. If Townsend has a reasonable belief that a breach of this Agreement has occurred, Townsend or its representatives may, upon not less than five (5) business days notice to Licensee and no more than once in any one year period, access relevant files, computers and equipment of Licensee and the Authorized Users solely for the purpose of auditing and verifying the number of Authorized Users and inspecting the use of the Licensed Product, TAL Data and Townsend Network by Licensee and the Authorized Users. Licensee shall reasonably cooperate with such verification and inspection; provided, however, that any inspections and audits shall be conducted in accordance with Licensee's security policies and procedures and that Townsend shall not unduly or unreasonably disrupt Licensee's business operations. Townsend agrees that it shall execute a mutually acceptable non-disclosure agreement prior to conducting an inspection or audit. Licensee will be liable for the actual, reasonable costs of any audit (including, without limitation, reasonable accountants' and attorneys' fees and costs) that reveals a discrepancy in Townsend's favor of five percent or more of the amount of fees actually paid to Townsend by or on behalf of Licensee for the then-current calendar month. This provision shall not survive termination, non-renewal of this Agreement; except in the event that Townsend is required to conduct an inspection and audit by a Regulatory Authority or Source,

11.    OWNERSHIP RIGHTS RESERVED. No title or ownership of intellectual property rights in and to the Licensed Product, TAL Data and related documentation or any copy, translation, compilation or other derivative works, or the Townsend Network, are transferred to Licensee or any third party hereunder. Licensee agrees that unauthorized copying or disclosure of the Licensed Product or TAL Data or other intellectual property of Townsend may cause great damage to Townsend, which damage is likely to far exceed the value of the copies or information involved. Licensee shall keep its license to use the Licensed Product and to access the Townsend Network and other property of Townsend and the Sources free and clear of any and all liens, levies and encumbrances. As between Licensee and Townsend, Licensee shall own the transaction data entered into the Townsend Network by Licensee (collectively, the "Transaction Data") and all intellectual property rights therein. Licensee grants Townsend a non-exclusive, perpetual, royalty-free, worldwide, irrevocable and transferable license to (i) transmit, communicate, post, display, distribute and use the Transaction Data on and in connection with the Townsend Network, (ii) report or make available the Transaction Data to any judicial, legislative, governmental, regulatory or self-regulatory authority or organization as may be required by law, (iii) aggregate and compile the Transaction Data together with the data of other participants, and perform analytics on, data mine and create other derivative works from such Transaction Data (collectively, the "Derivative Data"), and (iv) use, distribute, sell, license, sublicense and otherwise disseminate the Transaction Data; provided, however, that, except as required by law or consented to by Licensee, Townsend shall not provide to any third party any Transaction Data that is not aggregated with the data of other participants, or that in any way identifies (directly or indirectly) Licensee or any Customer on whose behalf Licensee entered into or initiated a transaction via the Townsend Network. As between Townsend and Licensee, Townsend shall have exclusive ownership of and title to the Derivative Data and all intellectual property rights therein, notwithstanding that any such Derivative Data might be derived from the Transaction Data; provided, however, that, except as required by applicable law or consented to by Licensee, Townsend shall not provide to any third party any Derivative Data that identifies (directly or indirectly) Licensee or any Customer on whose behalf Licensee entered into or initiated a transaction via the Townsend Network.

TRANSACTION DATA OBTAINED VIA LICENSEE IS PROVIDED BY THE LICENSEE ON AN "AS IS" BASIS, AND LICENSEE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. LICENSEE DOES MAKES NO WARRANTIES OF ANY KIND RESPECTING THE TRANSACTION DATA, INCLUDING THE VALIDITY OF LICENSEE'S RIGHTS IN THE TRANSACTION DATA IN ANY COUNTRY OR JURISDICTION. LICENSEE DOES NOT WARRANT THAT THE TRANSACTION DATA WILL BE ERROR-FREE, THAT DEFECTS WILL BE CORRECTED, OR THAT THE TRANSACTION DATA IS FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. LICENSEE DOES NOT WARRANT OR REPRESENT THE USE OF THE TRANSACTION DATA IN TERMS OF ITS CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

12.    CONFIDENTIALITY. The Mutual Non-Disclosure Agreement entered into by Licensee and Townsend as of February 1, 2008 is hereby fully incorporated herein by this reference. If there is any conflict or inconsistency between any provisions of the Mutual Non-Disclosure Agreement, and any provision of the Agreement, as hereafter amended from time to time, as it relates to the subject matter herein, the provisions of the Mutual Non-Disclosure Agreement shall govern over the provisions of the Agreement.

13.    WARRANTY DISCLAIMER. THE LICENSED PRODUCT, THE TAL DATA AND THE TOWNSEND NETWORK ARE PROVIDED "AS IS" AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO ACCURACY, FUNCTIONALITY, PERFORMANCE OR MERCHANTABILITY. TOWNSEND AND THE SOURCES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE. TOWNSEND AND THE SOURCES MAKE NO REPRESENTATION, WARRANTY OR COVENANT CONCERNING THE ACCURACY, COMPLETENESS, SEQUENCE, TIMELINESS OR AVAILABILITY OF THE LICENSED PRODUCT, THE TOWNSEND NETWORK, THE TAL DATA OR ANY OTHER INFORMATION OR THE LIKELIHOOD OF PROFITABLE TRADING USING THE LICENSED PRODUCT, THE TOWNSEND NETWORK OR TAL DATA. LICENSEE ACCEPTS FULL RESPONSIBILITY FOR ANY INVESTMENT DECISIONS OR STOCK TRANSACTIONS MADE BY LICENSEE OR ITS AUTHORIZED USERS USING THE LICENSED PRODUCT, THE TOWNSEND NETWORK OR TAL DATA. NO SALES PERSONNEL, EMPLOYEES, AGENTS OR REPRESENTATIVES OF TOWNSEND OR ANY THIRD PARTY ARE AUTHORIZED TO MAKE ANY REPRESENTATION, WARRANTY OR COVENANT ON BEHALF OF TOWNSEND. ACCORDINGLY, ADDITIONAL ORAL STATEMENTS DO NOT CONSTITUTE WARRANTIES AND SHOULD NOT BE RELIED UPON AND ARE NOT PART OF THIS AGREEMENT. LICENSEE ACKNOWLEDGES THAT USE OF THE LICENSED PRODUCT, THE TOWNSEND NETWORK AND THE TAL DATA MAY FROM TIME TO TIME BE

INTERRUPTED AND MAY NOT BE ERROR-FREE. LICENSEE EXPRESSLY AGREES THAT USE OF THE LICENSED PRODUCT, THE TOWNSEND NETWORK, THE TAL DATA OR ANY OTHER INFORMATION IS AT LICENSEE'S SOLE RISK AND THAT TOWNSEND AND THE SOURCES SHALL NOT BE RESPONSIBLE FOR ANY INTERRUPTION OF SERVICES, DELAYS OR ERRORS CAUSED BY ANY TRANSMISSION OR DELIVERY OF THE LICENSED PRODUCT, THE TOWNSEND NETWORK, TAL DATA OR ANY OTHER INFORMATION OR CAUSED BY ANY COMMUNICATIONS SERVICE PROVIDERS. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

14.    LIMITS OF LIABILITY. EXCEPT WITH RESPECT TO DAMAGES RESULTING FROM GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF CONFIDENTIALITY OR FRAUD BY TOWNSEND OR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 15, IN NO EVENT SHALL TOWNSEND, LICENSEE, ANY AFFILIATE OF TOWNSEND OR LICENSEE, OR ANY REPRESENTATIVE OR AGENT THEREOF BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING ANY SUCH DAMAGES FOR LOSS OF PROFITS, LOSS OF OPPORTUNITY AND LOSS OF USE), RELATING IN ANY MANNER THIS AGREEMENT, THE EXERCISE BY TOWNSEND OR LICENSEE OF ANY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR LICENSEE'S ACCESS TO, USE OF, OR RELIANCE ON, THE TOWNSEND NETWORK OR ANY PORTION THEREOF, OR TOWNSEND'S USE OF THE TRANSACTION DATA, EVEN IF TOWNSEND OR LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE TERMS OF THIS SECTION, OR ANY PART THEREOF, SHALL BE HELD INVALID AND UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, NEITHER LICENSEE'S NOR TOWNSEND'S TOTAL LIABILITY UNDER THE TERMS OF THIS AGREEMENT SHALL EXCEED THE TOTAL FEES PAID TO TOWNSEND BY LICENSEE IN THE TWELVE MONTH PERIOD PRIOR TO THE MONTH IN WHICH DAMAGES FIRST ACCRUED FOR THE APPLICABLE CLAIM. THIS SECTION SHALL SURVIVE ANY TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO SECTIONS: 3(b), 3(d), 5, 8(a), 8(b) or 13, IN NO EVENT SHALL TOWNSEND BE RELIEVED OF LIABILITY FOR DAMAGES THAT RESULT FROM ITS GROSS NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT OR BREACH OF SECTION 12. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL LICENSEE BE RELIEVED OF LIABILITY FOR DAMAGES THAT RESULT FROM: (A) ITS OWN GROSS NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT; OR (B) BREACH BY LICENSEE OF SECTIONS 3 AND 12.

NOTWITHSTANDING THE ABOVE, TOWNSEND ACKNOWLEDGES THAT IN NO EVENT SHALL LICENSEE BE LIABLE TO TOWNSEND FOR ANY DIRECT, SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, TRADING LOSSES AND DAMAGES THAT MAY RESULT FROM THE USE OF THE TRANSACTION DATA) EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY THEREOF WITH RESPECT TO THE TRANSACTION DATA.

15.    INDEMNIFICATION.

(a)    By Licensee. Licensee agrees to defend, indemnify and hold Townsend, its directors and officers, and the Sources, harmless from and against any and all third party claims, losses, damages, liabilities, obligations, judgments, causes of action, costs, charges, expenses and fees (including reasonable attorneys' fees and costs and such fees and/or penalties as any of the Sources may impose that are attributable to Licensee) arising out of any gross negligence, or willful or reckless actions or misconduct of Licensee, the Authorized Users or Licensee's other employees or agents with respect to breach of any obligations under this Agreement. This Section shall survive any termination or expiration and non-renewal of this Agreement.

(b)    By Townsend. Townsend shall indemnify, defend and hold Licensee harmless from and against any actual out-of-pocket damages incurred by Licensee directly related to a claim, suit or proceeding brought against Licensee alleging that the Licensed Product or Licensee's use of the Licensed Product constitutes a misappropriation of, or infringement on, any United States of America patent or any copyright, trademark or trade secret, provided that: (i) Licensee promptly notifies Townsend, in writing, of any such claim, suit or proceeding; (ii) Townsend has sole control of the investigation, defense and settlement of any such claim, suit or proceeding (provided that Licensee may observe or monitor any such claim, suit or proceeding with counsel chosen by it and at its own expense so long as such observation or monitoring does not interfere in any way with Townsend's investigation, defense or settlement); and (iii) Licensee provides Townsend, upon Townsend's request, with all reasonable assistance in investigating, defending and settling any such claim, suit or proceeding. Notwithstanding the foregoing, Townsend shall not enter into any compromise or settlement of any claim, suit or proceeding against Licensee without the consent of Licensee unless the compromise or settlement contains an irrevocable and unconditional release of Licensee.

(1)    Indemnification may not be sought for (i) any costs or expenses incurred in connection with the replacement of the Licensed Product, (ii) costs or expenses arising from claims that TAL Data constitutes a misappropriation or infringement of a third party's intellectual property rights, or (iii) internal costs incurred by Licensee. Furthermore, nothing herein is intended to require indemnification for damages relating to claims, suits or proceedings made or brought against Licensee by any party other than the party whose intellectual property rights have allegedly been misappropriated or infringed.

(2)    Notwithstanding anything herein to the contrary, Townsend's maximum liability under subparagraph (2) above with respect to a patent indemnification or misappropriation claim shall not exceed the aggregate software licensing fees actually paid by Licensee to Townsend under this Agreement during the six months preceding the date on which Townsend receives notice of the indemnification claim.

(3)    Upon the actual or threatened filing of any claim, suit or proceeding alleging that the Licensed Product or Licensee's use of the Licensed Product constitutes a misappropriation of, or infringement on, any United States of America patent, copyright, trademark or trade secret, Townsend shall have the right to immediately require Licensee to cease using the Licensed Product or the allegedly infringing elements of the Licensed Product. Failure by Licensee to comply with such request shall render the indemnification obligations set forth in this Section null and void. If the license fee for the License Product has been prepaid for any period in which the Licensed Product or any portion thereof is unavailable for Licensee's use pursuant to this paragraph, then a mutually agreed upon reasonable adjustment to or refund of such license fee shall be made with respect to such period.

(4)    If the Licensed Product or any part thereof is held to infringe on any United States of America patent or any copyright, trade mark or trade secret, and if Licensee's use of the Licensed Product or any part thereof is enjoined or prohibited by a court of competent jurisdiction, Townsend shall, at its sole option, either (i) provide a solution that results in the lifting of such injunction or prohibition, or (ii) require the return of the Licensed Product and termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, if Townsend elects to provide the solution referenced in option (i) and if Licensee is not satisfied with such solution in its reasonable discretion, then Licensee may terminate this Agreement within thirty days following the date Townsend provides Licensee with such solution and any license or other fees prepaid by Licensee shall be refunded to Licensee.

(5)    Townsend shall have no obligation to indemnify, defend or hold Licensee harmless hereunder if any such claim, suit or proceeding arises solely from (i) changes or modifications to the Licensed Product not authorized in writing by Townsend; (ii) the combination of the Licensed Product with any software, hardware or other product not authorized in writing by Townsend; (iii) use of the Licensed Product not in accordance with the Licensed Product's user documentation; or (iv) use of a superseded or altered release or version of the Licensed Product if the infringement would have been avoided by use of the current unaltered release or version of the Licensed Product.

(6)    Townsend's obligations under this Section shall terminate concurrently with the termination or expiration of this Agreement, except with respect to any claims made by Licensee by written notice to Townsend prior to such termination or expiration.

(7)    THE RIGHTS AND OBLIGATIONS SET FORTH IN THIS SECTION ARE TOWNSEND'S SOLE LIABILITY AND OBLIGATION AND LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIM, SUIT OR PROCEEDING WITH RESPECT TO INFRINGEMENT.

(8)    Information that is deemed "confidential" under the terms of this Agreement shall include, without limitation, the terms and conditions of the foregoing indemnity.

16.   TERMINATION. Subject to Section 7(a), in the event either party - breaches any material term or condition of this Agreement (as defined below) and such material breach is not cured within 30 days following receipt of written notice specifying such breach, either party shall have the right, in addition to any remedies available at law or in equity, to terminate this Agreement without liability. Material terms shall be defined as the following provisions of the Agreement: Sections 1, 3 -10; 12; 15; 16; 19; and 24. This Agreement shall terminate automatically if Licensee becomes insolvent (as defined below). Licensee shall be deemed "insolvent" if it files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer for Licensee or for all or any substantial part of its property. Licensee shall also be deemed "insolvent" upon the commencement of any involuntary petition in bankruptcy against Licensee, or the institution against Licensee of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any federal or state law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of Licensee's assets which shall remain undismissed or undischarged for a period of sixty days. Upon the expiration and non-renewal or termination of this Agreement for any reason, all rights granted to Licensee hereunder shall cease, and Licensee shall promptly purge the Licensed Product and TAL Data from all of Licensee's computer systems, equipment, storage media and other files, and destroy the Licensed Product and all copies thereof in Licensee's possession or under Licensee's control, except for one copy of the Licensed Product for archival purposes only. Upon Townsend's request Licensee shall provide Townsend with a written statement certifying that Licensee has taken such actions. Licensee shall also pay any and all undisputed License Fees, Source Fees and Taxes incurred as of the date of termination in accordance with Section 7, and the out-of-pocket costs or expenses incurred by Townsend of removing any equipment or software and any components of the Townsend Network from Licensee's premises and for canceling or removing any communication lines. Townsend may terminate this Agreement immediately or discontinue any access to the Licensed Product or all or any portion of the TAL Data, without notice or liability, whenever any Regulatory Authority requires such termination or discontinuance. Townsend may discontinue access to any portion of TAL Data when a Source requires such discontinuance. Any provision of this Agreement which by its terms becomes effective on termination of this Agreement, and any provision of this Agreement which by its terms survives the termination of this Agreement, shall continue in effect following termination, including, without limitation, Sections 3(b), 9(c), 11-16 and 18-26 hereof.

17.    EQUITABLE RELIEF. Licensee acknowledges that any breach of its obligations under this Agreement with respect to the Licensed Product, the TAL Data and any other proprietary rights and confidential information of Townsend or the Sources may cause irreparable injury to Townsend or the Sources, as applicable, for which there are inadequate remedies at law and, therefore, Townsend or the Sources shall be entitled to seek equitable relief in addition to all other remedies provided by this Agreement or available at law.

18.    RELATIONSHIP BETWEEN PARTIES. The relationship between Licensee and Townsend is that of licensor/licensee and nothing contained in this Agreement shall be construed to constitute either party as the partner, joint venturer, employee or agent of the other.

19.    ASSIGNMENT. Licensee shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without Townsend's prior written consent which shall not be unreasonably withheld, except that Licensee may assign this Agreement in its entirety in the event of a sale of all or substantially all of Licensee's assets without first obtaining consent, provided prompt written notice is given to Townsend. In the event of an assignment of this Agreement by Townsend, Townsend agrees to provide prompt written notice to Licensee of such an assignment.

20.    FORCE MAJEURE. Neither party shall have any liability for any failure or delay in performing any obligation under this Agreement (except for payments to Townsend or the Sources, unless Townsend is unable to provide the Licensed Product, TAL Data, and/or Townsend Network to Licensee due to a force majeure event for Townsend) due to circumstances beyond its reasonable control including, but not limited to, acts of God or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism, or power, communications line, satellite or network failures.

21.    GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement is deemed to have been made and entered into in Chicago, Illinois, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois (excluding any conflict of laws provisions of the State of Illinois which would refer to and apply the substantive laws of another jurisdiction). Any suit or proceeding relating to this Agreement shall be brought in the courts, state and federal, located in Chicago, Cook County, Illinois. LICENSEE AND ALL AUTHORIZED USERS HEREBY CONSENT TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS, STATE AND FEDERAL, LOCATED IN CHICAGO, COOK COUNTY, ILLINOIS.

22.    PAYMENT OF LEGAL COSTS AND FEES. In the event any legal action is taken by either party to enforce the terms of this Agreement, the non-prevailing party shall pay all related court costs and expenses including, without limitation, disbursements and reasonable attorneys' fees, of the prevailing party.

23.    NOTICES. All notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) sent by overnight express carrier, to the addresses set forth above, or to any other address as to either of the parties hereto as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section shall be deemed received (A) if personally delivered, then on the date of delivery, (B) if sent by overnight, express carrier, then on the next business day immediately following the day sent, and (C) if sent by registered or certified mail, then on the earlier of the third business day following the day sent or when actually received.

24.   NON-SOLICITATION. During the Term of this Agreement, and for one year following its termination, expiration, or non-renewal, neither Licensee nor Townsend shall, whether or not for monetary benefit, without the written permission of the non-hiring party: (a) engage or employ any employee of the other; or (b) encourage or solicit any employee of the other to terminate or modify his or her employment, engagement or business relationship with the other, provided that it shall not be a violation of this clause (b) to solicit employees via general, non-targeted solicitations such as help-wanted advertisements. Townsend further agrees that during the term of this Agreement, it shall not recommend to customers of Licensee that they cease or reduce their business with Licensee, nor shall Townsend make unsolicited recommendations to customers of Licensee that they use the clearing services or trading services of another broker; provided, however, that general marketing, advertising, and/or promotion by Townsend of its services shall not be prohibited. In addition, Townsend shall not be prohibited from fully responding to all inquiries regarding the capabilities and services of competing brokers or other third parties.

25.   ARBITRATION. Intentionally omitted.

26.   MISCELLANEOUS.

(a)    Headings; Meanings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

(b)    Waiver; Modification. Any waiver or modification of this Agreement shall not be effective unless executed in writing and signed by an authorized representative of Townsend and Licensee. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed to be a waiver or modification by the parties of any of their rights under this Agreement.

(c)    Severability; Validity. If any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the parties shall negotiate an equitable adjustment in such provision in order to effect, to the maximum extent permitted by law, the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect

(d)    No Third Party Beneficiaries. No third party beneficiaries are contemplated by this Agreement.

(e)    Publicity. Licensee agrees to provide reasonable cooperation if Licensee is requested to provide references for Townsend, and that Townsend may list Licensee as a broker dealer destination in Townsend's marketing materials. Except as otherwise permitted hereunder, neither party shall make references to the other or any of its affiliates or related entities in any marketing or promotional materials without the prior written consent of the other party.

(f)    Integration; Reliance. This Agreement, together with any Schedules, Exhibits or other attachments hereto, constitute the complete and entire agreement between the parties and supersede any prior written or oral agreements or understandings between the parties with respect to the subject matter hereof. Furthermore, each party has acted of its own volition without reliance on any representations or warranties made by the other parties, except any representations or warranties expressly set forth herein.

(g)    Further Acts. Licensee shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as my be reasonably required to provide to Townsend the rights and benefits contemplated by this Agreement.

(h)    Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

ACCEPTED AND AGREED TO AS OF _______________, 2008.

TERRA NOVA FINANCIAL, LLC
LICENSEE

By: ___________________________________
                         (Authorized Signature)

Print: __________________________________

Title: __________________________________

TOWNSEND ANALYTICS, LTD.

By: ___________________________________
                         (Authorized Signature)

Print: __________________________________

Title: __________________________________